Westlake Chemical Corporation First Quarter 2020 Earnings Presentation May 4, 2020

Westlake Chemical COVID–19 Review Health and Safety . The government has designated our sector as "critical infrastructure" during this time permitting Westlake to continue to produce essential materials for life-enhancing products that protect and benefit lives every day . Our first priority is to ensure the health and safety of our employees around the world. We have developed a variety of initiatives to protect our employees in response to COVID-19: . Providing personal spacing and personal protective equipment . Conducting temperature screenings at entrances to our plants . Postponing or cancelling all non-business critical activities . Increased cleaning and disinfecting of all facilities . Having as many employees who can work remotely do so . Our employees are keeping our plants operating safely and reliably, ensuring that we continue delivering the vital products that drive the industries supporting healthcare, hygiene, medicine and packaging 2

Westlake Chemical First Quarter 2020 Highlights Business Highlights . Net income of $145 million or $1.13 per diluted share . EBITDA of $337 million . Maintains Strong balance sheet with over $1.54 billion in cash and cash equivalents . Increased sales volumes 4.7% and 4.3% in the first quarter of 2020 versus first quarter 2019 and fourth quarter 2019, respectively Business Outlook With the uncertain economic outlook brought on by the COVID-19 pandemic and reduced demand we are focusing on: . Managing working capital, lowering operating costs and reducing capital expenditures . Curtail capital expenditures spending for 2020 to $500 – $550 million from our previously disclosed guidance of $650 - $700 million . Turnaround of Petro 2 rescheduled for the first half of 2021 . Focus on sustained liquidity to weather the current environment 3

Westlake’s Commitment to Social Responsibility and Advancing Sustainability Westlake’s commitment to social responsibility and advancing sustainability form by the company’s longstanding core values: . Health, Safety & Environmental - The vigilant stewardship of the environment and sustainability are of utmost importance and at the forefront of everything we do. . Our People - Support, develop and inspire our people to achieve their personal best and treat them with dignity and respect. . Quality & Continuous Improvement – An intensive practice of “never-ending process of improvement.” . Competitiveness - Providing innovative and useful products, maintaining high standards of customer service and operational excellence with a constant focus on managing costs. . Citizenship - Recognizing the importance of supporting the communities in which we work and live and make it a priority to take an active role in making these communities better. Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner that stabilizes the power grids and reducing water usage and emissions. Over the past five years, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. 4

Westlake Chemical Corporation First Quarter 2020 Financial Highlights 1Q2020 vs. 1Q2020 vs. ($ in millions) 1Q2020 4Q2019 4Q2019 1Q2019 1Q2019 Sales $1,932 $1,883 3% $2,025 (5%) Operating Income $136 $102 33% $134 1% Vinyls EBITDA $232 $218 6% $239 (3%) Olefins EBITDA $98 $86 14% $74 32% Corporate EBITDA $7 ($8) N/A $1 N/A EBITDA¹ $337 $296 14% $314 7% First Quarter 2020 vs. First Quarter 2020 vs. Fourth Quarter 2019 First Quarter 2019 + Higher sales volumes + Higher sales volumes + Lower feedstock and fuel costs + Lower ethane feedstock and fuel costs – Lower sales prices for caustic soda – Lower global sales prices for some of our major products (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on pages 10 and 11 5

Vinyls Segment Performance 1Q2020 vs. 1Q2020 vs. ($ in millions) 1Q2020 4Q2019 4Q2019 1Q2019 1Q2019 Sales $1,505 $1,485 1% $1,566 (4%) Operating Income $73 $68 7% $101 (28%) EBITDA $232 $218 6% $239 (3%) First Quarter 2020 vs. First Quarter 2020 vs. Fourth Quarter 2019 First Quarter 2019 + Higher sales volumes and prices for PVC – Lower sales prices for caustic soda resin + Higher sales volumes + Lower feedstock and fuel costs + Lower feedstock and fuel costs – Lower global sales prices for caustic soda + Contribution from LACC joint venture Vinyls Segment Vinyls Segment 1Q 2020 vs. 4Q 2019 1Q 2020 vs. 1Q 2019 Average Average Sales Price Volume Sales Price Volume -1.4% +2.8% -8.8% + 4.9% 6

Olefins Segment Performance 1Q2020 vs. 1Q2020 vs. ($ in millions) 1Q2020 4Q2019 4Q2019 1Q2019 1Q2019 Sales $427 $398 7% $459 (7%) Operating Income $62 $49 27% $37 68% EBITDA $98 $86 14% $74 32% First Quarter 2020 vs. First Quarter 2020 vs. Fourth Quarter 2019 First Quarter 2019 + Higher polyethylene sales volumes + Higher polyethylene sales volumes + Lower feedstock and fuel costs + Lower feedstock and fuel costs – Lower polyethylene sales prices Olefins Segment Olefins Segment 1Q 2020 vs. 4Q 2019 1Q 2020 vs. 1Q 2019 Average Average Sales Price Volume Sales Price Volume -2.6% +10.0% -10.8% + 3.9% 7

Financial Reconciliations

Consolidated Statements of Operations Three months ended Three months ended March 31, December 31, 2019 2020 2019 (In millions of dollars, except per share data) Net sales $ 1,883 $ 1,932 $ 2,025 Cost of sales 1,633 1,649 1,726 Gross profit 250 283 299 Selling, general and administrative expenses 115 120 116 Amortization of intangibles 28 27 27 Restructuring, transaction and integration-related costs 5 0 22 Income from operations 102 136 134 Interest expense (35) (31) (30) Other income, net 6 11 9 Income before income taxes 73 116 113 Provision for income taxes (12) (41) 31 Net income 85 157 82 Net income attributable to noncontrolling interests 13 12 10 Net income attributable to Westlake Chemical $ 72 $ 145 $ 72 Corporation Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 0.56 $ 1.13$ 0.56 Diluted $ 0.56 $ 1.13 $ 0.55 9

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Three Months Ended December 31, Three Months Ended March 31, 2019 2020 2019 (In millions of dollars) Net cash provided by operating activities $ 333 $ 61 $ 147 Changes in operating assets and liabilities and other (228) 222 (50) Deferred income taxes (20) (126) (15) Net income 85 157 82 Less: Other income, net 6 11 9 Interest expense (35) (31) (30) Benefit from (provision for) income taxes 12 41 (31) Income from operations 102 136 134 Add: Depreciation and amortization 188 190 171 Other income, net 6 11 9 EBITDA $ 296 $ 337 $ 314 10

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) Three months ended December 31, Three months ended March 31, (in $ millions) 2019 2020 2019 Vinyls EBITDA $218 $232 $239 Less: Depreciation and Amortization 150 153 134 Other Income (Expenses) 0 6 4 Vinyls Operating Income (Loss) 68 73 101 Olefins EBITDA 86 98 74 Less: Depreciation and Amortization 36 35 35 Other Income (Expenses) 1 1 2 Olefins Operating Income (Loss) 49 62 37 Corporate EBITDA (8) 7 1 Less: Depreciation and Amortization 2 2 2 Other Income (Expenses) 5 4 3 Corporate Operating Income (Loss) (15) 1 (4) Vinyls Operating Income (Loss) 68 73 101 Olefins Operating Income (Loss) 49 62 37 Corporate Operating Income (Loss) (15) 1 (4) Total Operating Income (Loss) $102 $136 $134 11

Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices (1)

	Quarter Ended March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Average domestic prices					
Ethane (cents/lb) (2)	10.0	7.1	5.8	6.3	4.7
Propane (cents/lb) (3)	15.7	12.8	10.3	11.8	8.8
Ethylene (cents/lb) (4)	17.0	13.7	20.7	22.8	15.8
Polyethylene (cents/lb) (5)	60.0	63.0	59.0	54.0	52.3
Styrene (cents/lb) (6)	78.8	80.8	79.9	77.1	62.3
Caustic soda ($/short ton) (7)	717	697	692	662	648
Chlorine ($/short ton) (8)	175	175	175	175	176
PVC (cents/lb) (9)	68.8	68.2	68.8	67.8	71.8
Average export prices					
Polyethylene (cents/lb) (10)	44.0	42.8	39.7	37.7	38.9
Caustic soda ($/short ton) (11)	314	283	275	219	203
PVC (cents/lb) (12)	36.0	35.0	35.1	33.6	36.9

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

Westlake Chemical

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding managing working capital, lowering operating costs and reducing capital expenditures and the timing of the Petro 2 turnaround. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; the COVID-19 pandemic and the response thereto; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Jeff Holy Executive Vice President & Vice President & Chief Financial Officer Treasurer Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 14